Ethan Allen Interiors Inc. GAAP Reconciliation Three and Six Months Ended December 31, 2007 and 2006 (in thousands, except per share amounts)				EXHIBIT 99.2

	Three Months Ended December		Six Months Ended December
	2007	2006	2007	2006
Net Income / Earnings Per Share
Net income	$ 20,622	$ 22,792	$ 38,126	$ 31,244
Add: restructuring and impairment charge, net of
related tax effect	-	(198)	-	8,561
Net income (excluding restructuring and impairment
charge)	$ 20,622	$ 22,594	$ 38,126	$ 39,805

Earnings per basic share	$ 0.70	$ 0.72	$ 1.28	$ 0.98

Earnings per basic share (excluding restructuring and
impairment charge)	$ 0.70	$ 0.71	$ 1.28	$ 1.25

Basic weighted average shares outstanding	29,391	31,737	29,738	31,776

Earnings per diluted share	$ 0.70	$ 0.70	$ 1.27	$ 0.96

Earnings per diluted share (excluding restructuring and
impairment charge)	$ 0.70	$ 0.70	$ 1.27	$ 1.22

Diluted weighted average shares outstanding	29,542	32,503	30,003	32,567

Consolidated Operating Income / Operating Margin
Operating income	$ 33,497	$ 36,529	$ 61,294	$ 50,759
Add: restructuring and impairment charge	-	(314)	-	13,622

Operating income (excluding restructuring and impairment
charge)	$ 33,497	$ 36,215	$ 61,294	$ 64,381

Net sales	$ 259,510	$ 257,419	$ 508,237	$ 500,242

Operating margin	12.9%	14.2%	12.1%	10.1%

Operating margin (excluding restructuring and impairment
charge)	12.9%	14.1%	12.1%	12.9%

Wholesale Operating Income / Operating Margin

Wholesale operating income	$ 26,376	$ 30,137	$ 53,156	$ 41,561
Add: restructuring and impairment charge	-	(314)	-	13,622

Wholesale operating income (excluding restructuring and impairment charge)	$ 26,376	$ 29,823	$ 53,156	$ 55,183

Wholesale net sales	$ 155,930	$ 165,661	$ 312,253	$ 321,302

Wholesale operating margin	16.9%	18.2%	17.0%	12.9%

Wholesale operating margin (excluding restructuring and
impairment charge)	16.9%	18.0%	17.0%	17.2%

EBITDA
Net income	$ 20,622	$ 22,792	$ 38,126	$ 31,244
Add: interest expense (income), net	1,686	869	3,083	1,718
Add: income tax expense	12,112	13,397	22,392	18,469
Add: depreciation and amortization	6,149	5,819	12,086	11,423
EBITDA	$ 40,569	$ 42,877	$ 75,687	$ 62,854

Net sales	$ 259,510	$ 257,419	$ 508,237	$ 500,242

EBITDA as % of net sales	15.6%	16.7%	14.9%	12.6%

EBITDA	$ 40,569	$ 42,877	$ 75,687	$ 62,854
Add: restructuring and impairment charge	-	(314)	-	13,622
EBITDA (excluding restructuring and impairment charge)	$ 40,569	$ 42,563	$ 75,687	$ 76,476

Net sales	$ 259,510	$ 257,419	$ 508,237	$ 500,242

EBITDA as % of net sales (excluding restructuring and impairment charge)	15.6%	16.5%	14.9%	15.3%